SOUTHWEST BANK

An M&I BANK

June 29, 2009

Mr. Robert L. Montgomery
Mr. Steven D. Albright
Reliv' International, Inc.
136 Chesterfield Industrial Blvd.
Chesterfield, MO 63005

Dear Mr. Montgomery & Mr. Albright:

This Letter Agreement (the "Agreement") is made and entered into as of this 29th day of June 2009, by and between **Reliv' International, Inc**. (the "Borrower") and **Southwest Bank, an M&I Bank** (the "Lender").

Borrower covenants that so long as any obligation is owed to Lender or Lender has any outstanding commitment to lend to Borrower, under the terms and conditions of any promissory note from Borrower to Lender under the **Revolving Loan(s)**, in the aggregate principal amount of **$5,000,000.00** (the "Revolving Credit Limit") dated October 1, 2008; and a promissory note from Borrower to Lender under the **Term Loan**, in the aggregate principal amount of **$4,120,000.00** dated June 29, 2009, or under any note(s) evidencing a loan, (the "Note(s)") and all extensions, renewals or modifications of the Note(s), and any other obligation of Borrower to Lender, including but not limited to all obligations, indebtedness and liabilities arising pursuant to or in connection with any interest rate swap transaction, basis swap, forward rate transaction, interest rate option, price risk hedging transaction or any similar transaction between the Borrower and Lender (collectively, the foregoing obligations are referred to herein as the "Obligations"):

1. Lender shall have received the following security documents (the "Security Documents") in form and substance satisfactory to Lender:

    (i) Promissory Note(s);
    (ii) General Business Security Agreement;
    (iii) UCC Financing Statements as required by Lender;
    (iv) Organization Perfection Certificate; and
    (v) Deeds of Trust on property located at 112 & 136 Chesterfield Industrial Blvd., Chesterfield, MO 63005.

2. Borrower shall furnish to Lender, as soon as available, such financial information respecting Borrower, as Lender from time to time requests, and without request furnish to Lender:

   (i) Within 120 days after the end of each fiscal year of Borrower, a balance sheet of Borrower as of the close of such fiscal year and related statements of income and retained earnings and cash flow for such year all in reasonable detail and satisfactory in scope to Lender, prepared in accordance with generally accepted accounting principles applied on a consistent basis, audited by an independent certified public accountant, selected by Borrower and acceptable to Lender.

   (ii) Within 45 days after the end of each third month, a balance sheet of Borrower as of the end of such third month and related statements of income and retained earnings and cash flow for the period from the beginning of the fiscal year to the end of such third month, prepared in accordance with generally accepted accounting principles applied on a consistent basis, certified, subject to normal year-end adjustments, by a financial representative of Borrower.

3. Borrower shall timely perform and observe the following financial covenants, calculated in accordance with generally accepted accounting principles applied on a consistent basis:

   (i) Maintain at all times a tangible net worth of not less than $10,000,000.00, tested quarterly.

   (ii) Maintain at all times Total Funded Debt to EBITDA of not greater than 2.50 to 1.00, tested quarterly. "Total Funded Debt" shall mean the principal balance outstanding under the Loans. "EBITDA" shall mean, for any period, operating income for such period plus all amounts deducted in arriving at such operating income in respect of (i) all interest expense with respect to all indebtedness, (ii) all taxes imposed on or measured by income or excess profits (whether deferred or paid), (iii) all charges for depreciation of fixed assets and (iv) charges for amortization of intangibles.

4. This Letter Agreement amends and restates in its entirety an existing Letter Agreement dated October 1, 2008, by and between Borrower and Lender.

A breach of any term or condition in this Agreement or Obligations shall constitute an additional event of default under the Note(s) and Lender may, at its option, declare the Note(s) due and payable, and may pursue all remedies available to it with regard to the Note(s). The undersigned shall reimburse Lender for all expenses incurred by it in protecting or enforcing its rights under this Note(s), including without limitation, costs of administration of the Note(s) and

costs of collection before and after judgment, including reasonable attorney's fees and legal expenses.

Please confirm your acknowledgment and acceptance of the terms and conditions of this Agreement by signing and dating below.

Very truly yours,

By: [signature]
Lvav S. Spector, Vice President

Very truly yours,

By: [signature]
Title: SVP

Accepted and Agreed: June 29, 2009

Reliv' International, Inc.

By: [signature]
Robert L. Montgomery, President

By: [signature]
~~Stephen~~ D. Albright, CFO SDA
Steven